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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------

The Board of Directors
Corsair Communications, Inc.

We consent to incorporation by reference in the registration statement dated July 29, 1997 on Form S-8 of Corsair Communications, Inc. of our report dated March 7, 1997, except as to Note 9 which is as of June 13, 1997, relating to the balance sheets of Corsair Communications, Inc. as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for the period from December 5, 1994 (inception) to December 31, 1994 and for each of the years in the two-year period ended December 31, 1996, and the related schedule, which reports appear in the registration statement on Form S-1 (No. 333-28519) filed by Corsair Communications, Inc. under the Securities Act of 1933.

                                        KPMG Peat Marwick LLP


San Francisco, California
July 29, 1997